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                                                                   EXHIBIT 23.02


                      Consent of PricewaterhouseCoopers LLP

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 1999 relating to the financial statements and financial statement schedules, which appears in PLATO Learning, Inc.'s Annual Report on Form 10-K for the year ended as of October 31, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

August 30, 2000